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                                                                                                           Exhibit 12(b)


CITICORP AND SUBSIDIARIES
CALCULATION OF RATIO OF INCOME TO FIXED CHARGES
INCLUDING PREFERRED STOCK DIVIDENDS
(In Millions)                                            YEAR ENDED DECEMBER 31,                          NINE MONTHS
                                                                                                         SEPTEMBER 30,
EXCLUDING INTEREST ON DEPOSITS:              1997       1996       1995       1994       1993           1998       1997
                                           -------    -------    -------    -------    -------        -------    -------
FIXED CHARGES:
  INTEREST EXPENSE (OTHER THAN
   INTEREST ON DEPOSITS)                     3,468      3,435      4,110      5,906      6,324          2,620      2,561
  INTEREST FACTOR IN RENT EXPENSE              159        150        140        143        147            129        116
  DIVIDENDS--PREFERRED STOCK                   223        261        553        505 (A)    465            126        170
                                           -------    -------    -------    -------    -------        -------    -------

   TOTAL FIXED CHARGES                       3,850      3,846      4,803      6,554      6,936          2,875      2,847
                                           -------    -------    -------    -------    -------        -------    -------

INCOME:
  NET INCOME                                 3,591      3,788      3,464      3,422 (B)  1,919 (C)      2,692      2,530
  INCOME TAXES                               2,131      2,285      2,121      1,189        941          1,615      1,518
  FIXED CHARGES (EXCLUDING PREFERRED
   STOCK DIVIDENDS)                          3,627      3,585      4,250      6,049      6,471          2,749      2,677
                                           -------    -------    -------    -------    -------        -------    -------

   TOTAL INCOME                              9,349      9,658      9,835     10,660      9,331          7,056      6,725
                                           =======    =======    =======    =======    =======        =======    =======

RATIO OF INCOME TO FIXED CHARGES
  EXCLUDING INTEREST ON DEPOSITS              2.43       2.51       2.05       1.63       1.35           2.45       2.36
                                           =======    =======    =======    =======    =======        =======    =======

INCLUDING INTEREST ON DEPOSITS:

FIXED CHARGES:
  INTEREST EXPENSE                          13,081     12,409     13,012     14,902     16,121         11,005      9,650
  INTEREST FACTOR IN RENT EXPENSE              159        150        140        143        147            129        116
  DIVIDENDS--PREFERRED STOCK                   223        261        553        505 (A)    465            126        170
                                           -------    -------    -------    -------    -------        -------    -------

   TOTAL FIXED CHARGES                      13,463     12,820     13,705     15,550     16,733         11,260      9,936
                                           -------    -------    -------    -------    -------        -------    -------

INCOME:
  NET INCOME                                 3,591      3,788      3,464      3,422 (B)  1,919 (C)      2,692      2,530
  INCOME TAXES                               2,131      2,285      2,121      1,189        941          1,615      1,518
  FIXED CHARGES (EXCLUDING PREFERRED
   STOCK DIVIDENDS)                         13,240     12,559     13,152     15,045     16,268         11,134      9,766
                                           -------    -------    -------    -------    -------        -------    -------

   TOTAL INCOME                             18,962     18,632     18,737     19,656     19,128         15,441     13,814
                                           =======    =======    =======    =======    =======        =======    =======

RATIO OF INCOME TO FIXED CHARGES
  INCLUDING INTEREST ON DEPOSITS              1.41       1.45       1.37       1.26       1.14           1.37       1.39
                                           =======    =======    =======    =======    =======        =======    =======

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(A)  CALCULATED ON A BASIS OF AN ASSUMED TAX RATE OF 29% FOR 1994.
(B) NET INCOME FOR THE YEAR ENDED DECEMBER 31, 1994 EXCLUDES THE CUMULATIVE EFFECT OF ADOPTING STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 112, "EMPLOYERS' ACCOUNTING FOR POSTEMPLOYMENT BENEFITS", OF $(56) MILLION.
(C) NET INCOME FOR THE YEAR ENDED DECEMBER 31, 1993 EXCLUDES THE CUMULATIVE EFFECT OF ADOPTING STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 109, "ACCOUNTING FOR INCOME TAXES", OF $300 MILLION.